SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

GENERAL MAGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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420 North Mary Avenue
Sunnyvale, California 94085

NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS
March 12, 2002

Dear Stockholder:

     You are hereby notified that at the Special Meeting of Stockholders of General Magic, Inc. (the “Company”), held on February 26, 2002, the meeting was adjourned to March 12, 2002, at 2:00 p.m. Pacific Standard Time at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

1.	To approve the issuance, on or before May 30, 2002, of those shares of the Company’s Common Stock equal to 20% or more of the outstanding Common Stock or voting power of the Company before the issuance, in one or more transactions, of up to a maximum of 50,000,000 shares of the Company’s Common Stock (or securities convertible into or exercisable for Common Stock) for an aggregate offering price of up to $20,000,000, at a maximum discount to market of up to 20%.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 150,000,000 shares to 200,000,000 shares.

3.	To transact such other business as may properly come before the meeting.

     The Company is hereby giving you notice that, pursuant to Section 1.4 of the Company’s Bylaws and Section 216 of the Delaware General Corporation Law, only one-third of the shares entitled to vote in person or by proxy at the March 12, 2002 reconvening of the adjourned Special Meeting shall be necessary to constitute a quorum for such Meeting.

     Stockholders of record at the close of business on January 11, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

By Order of the Board of Directors,

MARY E. DOYLE Secretary

Sunnyvale, California
February 27, 2002

420 North Mary Avenue
Sunnyvale, California 94085

General Magic, Inc. to Reconvene Its Special Meeting March 12, 2002

DEAR STOCKHOLDER:

     The General Magic, Inc. Special Meeting of Stockholders scheduled for February 26, 2002 has been adjourned until March 12, 2002, in order to allow additional time for shareholders to cast their votes.

     At the Special Meeting, you are being asked to consider and vote upon two proposals that General Magic’s Board of Directors feels are important to the future of the Company. The Board of Directors recommends a vote FOR each of the proposals.

     More than 85% of the shares voting thus far have voted in favor of the proposals. However, the Company has not received enough votes to achieve a quorum for the approval or disapproval of these proposals. Our records show that your proxy has not yet been received for the Special Meeting. No matter how many or how few shares you own, your vote is important.

     If Proposal No. 1 is not approved, the Board of Directors believes that the Company may not be able to raise the additional capital required to fund its operations during 2002. If Proposal No. 2 is not approved, the Company’s ability to raise additional capital through the sale of Common Stock or equity securities convertible into Common Stock, acquire another company or its business or assets, establish strategic relationships with corporate partners, provide equity incentives to employees and officers, or pursue other business opportunities important to the Company’s future growth may be limited.

     The proposals are explained in detail in the Proxy Statement previously sent to you. If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 toll-free or (212) 929-5500 collect.

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     We appreciate your prompt attention to this important matter and thank you in advance for your support and interest in the Company.

Sincerely,

SUSAN G. SWENSON
Chairman, Board of Directors